                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CIB Marine Bancshares, Inc. of our report dated January 26, 2001, except for Note 19, as to which the date is March 6, 2001, relating to the financial statements, which appears in the Citrus Financial Services, Inc. 2000 Annual Report for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ STEVENS, POWELL & COMPANY, P.A.
Jacksonville, Florida
June 12, 2001